STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered on June 5, 2018 by and between Photozou Co., Ltd. whose address is 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan, ("Seller") and Rei Ishizuka whose address is 3-1-21, Chuo, Nakano-ku, Tokyo, 164-0011, Japan ("Purchaser");

WHEREAS, the Seller is the record owner and holder of the issued and outstanding shares of the capital stock of Photozou Holdings, Inc. ("Corporation"), a Delaware corporation, which Corporation has issued capital stock of 8,000,000 shares of 0.0001 USD par value common stock; and

WHEREAS, the Purchaser desires to purchase from Seller and the Seller desires to sell to Purchaser 597,800 shares of common stock of the Corporation for an aggregate purchase price of 14,945 USD (1,643,950 JPY), upon the terms and subject to the conditions hereinafter set forth; these shares are being sold in accordance with Regulation S of the Securities Act of 1933, as amended because the above sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

1.    PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing the Corporation's Stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller. The closing of the transactions contemplated by this Agreement ("Closing") shall be held at Tokyo, Japan, on June 5, 2018, or such other place, date and time as the parties hereto may otherwise agree.

2.    AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby

warrants and represents:

(a)    Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to carry on its business as it is now being conducted.

(b) Restrictions on Stock.

i.    The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

ii.     Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii.    There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5.	GENERAL PROVISIONS

(a)      Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)    Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)    Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Japan. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Osaka, Japan. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

Seller: Photozou Co., Ltd.

By:

/s/ Koichi Ishizuka

Koichi Ishizuka, President

Purchaser: Rei Ishizuka

By:

/s/ Rei Ishizuka

EXHIBIT "A" AMOUNT AND PAYMENT OF PURCHASE PRICE

(a)      Consideration. As total consideration for the purchase and sale of 597,800 shares of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of 14,945 USD (1,643,950 JPY), such total consideration to be referred to in this Agreement as the "Purchase Price".

(b) Payment. The Purchase Price shall be paid as follows:

i.     The sum of 14,945 USD (1,643,950 JPY) to be delivered to Seller upon the execution of this Agreement.

ii.	The sum of 14,945 USD (1,643,950 JPY) to be delivered to Seller at Closing.

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